Exhibit 4.202

AMENDMENT NO. 2

TO

SERIES 2005-1 SUPPLEMENT

dated as of September 12, 2008

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

a New York banking corporation,

as Trustee

AMENDMENT NO. 2

TO SERIES 2005-1 SUPPLEMENT

This Amendment No. 2 to Series 2005-1 Supplement dated as of September 12, 2008 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”);

B.        RCFC and the Trustee entered into that certain Series 2005-1 Supplement dated as of April 21, 2005, as amended by that certain Amendment No. 1 to Series 2005-1 Supplement, dated as of February 14, 2007 (collectively, the “Series 2005-1 Supplement”); and

C.        The Parties wish to amend and supplement the Series 2005-1 Supplement as provided herein pursuant to Section 8.7 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2005-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.	Amendments. The Series 2005-1 Supplement is hereby amended as follows:

(a)       By deleting in its entirety the definition of “Series 2005-1 Non-Program Enhancement Percentage” referenced in Section 2.1(b) and replacing it with the following:

“Series 2005-1 Non-Program Enhancement Percentage” means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus (y) either (1) the sum of (A) 21.75%, plus (B) the Hyundai Vehicle Percentage Excess as of such date times 3%, plus (C) the Kia Vehicle Percentage Excess as of such date times 3%, or (2) if the Additional Enhancement Condition (as such term is defined in the Insurance Agreement) shall have occurred and shall be continuing under Section 6.13 of the Insurance Agreement, unless such Additional Enhancement Condition has been cured by DTAG or waived by the Series 2005-1 Insurer in its sole discretion, 24.75% or, in either case, such other percentage as the Rating Agencies and the Series 2005-1 Insurer shall approve, and (b) either (1) the sum of (A) 21.75%, plus (B) the Hyundai Vehicle Percentage Excess as of such date times 3%, plus (C) the Kia Vehicle Percentage Excess as of such date times 3%, or (2) if such Additional Enhancement Condition shall have occurred and shall be continuing, unless such Additional Enhancement Condition has been cured by DTAG or waived by the Series 2005-1 Insurer in its sole discretion, 24.75% or, in either case, such other percentage as the Rating Agencies and the Series 2005-1 Insurer shall approve.

(b)       By deleting in its entirety the definition of “DaimlerChrysler” referenced in Section 2.1(b) and replacing it with the following in proper alphabetical order:

“Chrysler” means Chrysler LLC, a Delaware limited liability company.

(c)       The definition of “Eligible Manufacturer” in Article 2(b) of the Series 2005-1 Supplement is hereby amended by deleting the word “DaimlerChrysler” in each instance used in such definition and replacing in substitution thereof the word “Chrysler”.

(d)       The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Series 2005-1 Supplement is hereby amended by deleting the words “fifty percent (50%)” in clause (b) of such definition and replacing in substitution thereof the phrase “seventy-five percent (75%)”.

(e)      By amending Section 2.1(b) to add the following defined terms in their proper alphabetical order:

“Hyundai Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of (a) the percentage equivalent of fraction, the numerator of which is the aggregate Net Book Value of all Hyundai Vehicles as of such date and the denominator of which is the Aggregate Asset Amount as of such date over (b) 10%.

“Hyundai Vehicles” means Group III Vehicles manufactured by Hyundai.

“Kia Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of (a) the percentage equivalent of fraction, the numerator of which is the aggregate Net Book Value of all Kia Vehicles as of such date and the denominator of which is the Aggregate Asset Amount as of such date over (b) 7.5%.

“Kia Vehicles” means Group III Vehicles manufactured by Kia.

(f)        By deleting Schedule 1 to the Series Supplement in its entirety and replacing such schedule with the Schedule 1 attached hereto as Exhibit A.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2005-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2005-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2005-1 Supplement specifically referred to herein and any references in the Series 2005-1 Supplement to the provisions of the Series 2005-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.         Representation. RCFC represents and warrants that no Amortization Event or Potential Amortization Event has occurred and is continuing as of the date hereof.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

By: __________________________

Pamela S. Peck
Vice President and Treasurer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By:	_________________________
Name: _________________________
Title:	_________________________

By:	_________________________
Name: _________________________
Title:	_________________________

Pursuant to Section 8.7 of the Series 2005-1 Supplement, Dollar Thrifty Automotive Group, Inc., Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.) and Deutsche Bank Trust Company Americas, as Series 2005-1 Letter of Credit Provider, hereby consent to this Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	_____________________
Name:	Pamela S. Peck
Title:	Vice President and Treasurer

SYNCORA GUARANTEE INC., as Series 2005-1 Insurer

By: _________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series 2005-1 Letter of Credit Provider

By: _________________________

Name:

Title:

By: _________________________

Name:

Title:

EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group III Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*

Chrysler	100%	(1)
Ford	100%	(1)
Toyota	100%	(1)
General Motors	100%	(1)
Honda	0%	(1)
Nissan	0%	(1)
Volkswagen	0%	(1)
Mazda	0%	Up to 25% (2)
Subaru	0%	Up to 10% (2) (3) (5)
Suzuki	0%	Up to 15% (2) (3) (5)
Mitsubishi	0%	Up to 10% (2) (3) (5)
Isuzu	0%	Up to 3% (2) (3) (5)
Kia	0%	Up to 10% (2) (4) (5)
Hyundai	0%	Up to 20% (2) (4) (5)
Daewoo	0%	Up to 3% (2) (4) (5)
BMW	0%	Up to 3% (2) (5) (6)
Jaguar	0%	Up to 3% (2) (5) (6)
Mercedes-Benz	0%	Up to 3% (2) (5) (6)

(1)

The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Chrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, seventy-five percent (75%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of

Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.

(2)

The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 60% of the Aggregate Asset Amount.

(3)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 20% of the Aggregate Asset Amount.
(4)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 30% of the Aggregate Asset Amount.
(5)

The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, Daewoo, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(6)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar, or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.
*	As a percentage of the Group III Collateral.